Exhibit (d)(3)

AMENDMENT NO. 2

TO INVESTMENT ADVISORY AGREEMENT

(Thrivent Series Fund, Inc.)

Thrivent Financial for Lutherans and Thrivent Series Fund, Inc. hereby agree that, effective January 1, 2005, additional breakpoints will be added for Thrivent Small Cap Index Portfolio, Thrivent Mid Cap Index Portfolio, Thrivent Large Cap Index Portfolio, and Thrivent Bond Index Portfolio. A revised Schedule 1 is attached hereto.

THRIVENT SERIES FUND, INC.

By	/s/ Pamela J. Moret
Pamela J. Moret, President

THRIVENT FINANCIAL FOR LUTHERANS

By	/s/ Bruce J. Nicholson
Bruce J. Nicholson, President and Chief Executive Officer

SCHEDULE I

(effective January 1, 2005)

Thrivent Partner International Stock Portfolio
0.85%

Thrivent Large Cap Growth Portfolio
0.40%

Thrivent High Yield Portfolio
0.40%

Thrivent Income Portfolio
0.40%

Thrivent Mid Cap Growth Portfolio
0.40%

Thrivent Money Market Portfolio
0.40%

Thrivent Partner Small Cap Growth Portfolio
$0-$500 million	1.00%
More than $500 million	.90%

Thrivent Mid Cap Growth Portfolio II
$0-$500 million	.90%
More than $500 million	.80%

Thrivent Partner All Cap Portfolio
$0-$500 million	.95%
More than $500 million	.90%

Thrivent Large Cap Growth Portfolio II
$0-$500 million	.80%
More than $500 million	.70%

Thrivent Partner Growth Stock Portfolio
$0-$500 million .80%
More than $500 million .70%

Thrivent Large Cap Value Portfolio
.60%

Thrivent Limited Maturity Bond Portfolio
.40%

Thrivent Technology Portfolio

.75%

Thrivent Partner Small Cap Value Portfolio

.80%

Thrivent Small Cap Stock Portfolio
$0-$200 million	.70%
More than $200 million but not over $1 billion	.65%
More than $1 billion but not over $2.5 billion	.60%
More than $2.5 billion but not over $5 billion	.55%
More than $5 billion	.525%

Thrivent Small Cap Index Portfolio
$0-$250 million	.35%
More than $250 million but not over $500 million	.30%
More than $500 million but not over $1 billion	.25%
More than $1 billion but not over $1.5 billion	.20%
More than $1.5 billion but not over $2 billion	.15%
More than $2 billion	.10%

Thrivent Mid Cap Stock Portfolio
$0-$200 million	.70%
More than $200 million but not over $1 billion	.65%
More than $1 billion but not over $2.5 billion	.60%
More than $2.5 billion but not over $5 billion	.55%
More than $5 billion	.525%

Thrivent Mid Cap Index Portfolio
$0-$250 million	.35%
More than $250 million but not over $500 million	.30%
More than $500 million but not over $1 billion	.25%
More than $1 billion but not over $1.5 billion	.20%
More than $1.5 billion but not over $2 billion	.15%
More than $2 billion	.10%

Thrivent Large Cap Stock Portfolio
$0-$500 million	.65%
More than $500 million but not over $1 billion	.575%
More than $1 billion but not over $2.5 billion	.475%
More than $2.5 billion but not over $5 billion	.45%
More than $5 billion	.425%

Thrivent Large Company Index Portfolio
$0-$250 million	.35%
More than $250 million but not over $500 million	.30%
More than $500 million but not over $1 billion	.25%
More than $1 billion but not over $1.5 billion	.20%
More than $1.5 billion but not over $2 billion	.15%
More than $2 billion	.10%

Thrivent Real Estate Securities Portfolio

.80%

Thrivent Balanced Portfolio
$0-$250 million	.35%
More than $250 million	.30%

Thrivent High Yield Bond Portfolio II

.40%

Thrivent Bond Index Portfolio
$0-$250 million	.35%
More than $250 million but not over $500 million	.30%
More than $500 million but not over $1 billion	.25%
More than $1 billion but not over $1.5 billion	.20%
More than $1.5 billion but not over $2 billion	.15%
More than $2 billion	.10%

Thrivent Mortgage Securities Portfolio

.50%